Calculation of Filing Fee Tables
S-3
Blackstone Inc.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Common stock	457(r)				0.0001381
Fees to be Paid	2	Equity	Preferred stock	457(r)				0.0001381
Fees to be Paid	3	Debt	Debt Securities	457(r)				0.0001381
Fees to be Paid	4	Debt	Guarantees of Debt Securities	457(r)				0.0001381
Fees to be Paid	5	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants	457(r)				0.0001381
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	8	Other	Units	457(r)				0.0001381
		Equity	Common stock	457(o)
		Equity	Preferred stock	457(o)
		Debt	Debt Securities	457(o)
		Debt	Guarantees of Debt Securities	457(o)
		Equity	Depositary Shares	457(o)
		Other	Warrants	457(o)
		Other	Purchase Contracts	457(o)
		Other	Units	457(o)
Fees to be Paid	9	Unallocated (Universal) Shelf		457(o)			$ 1,000,000,000.00	0.0001381	$ 138,100.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 1,000,000,000.00		$ 138,100.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 138,100.00
Offering Note
[1]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. (5) An indeterminate number of shares of common stock may be issued from time to time upon exercise, conversion or exchange of other securities.

[2]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

[3]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. (6) Debt securities may be issued by us and/or Blackstone Reg Finance Co. L.L.C. in the Registration Statement on Form S-3ASR to which this exhibit relates and may be issued without guarantees or may be guaranteed by us or one or more of the registrants (other than Blackstone Reg Finance Co. L.L.C.) under "Table of Additional Registrants."

[4]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (6) Debt securities may be issued by us and/or Blackstone Reg Finance Co. L.L.C. in the Registration Statement on Form S-3ASR to which this exhibit relates and may be issued without guarantees or may be guaranteed by us or one or more of the registrants (other than Blackstone Reg Finance Co. L.L.C.) under "Table of Additional Registrants." (7) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

[5]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

[6]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

[7]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

[8]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (2) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the "Securities Act"), the registrant is deferring payment of the registration fee. Registration fees will be paid subsequently on a "pay as you go" basis in one or more offerings to be made hereunder. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities.

[9]	(1) Not specified pursuant to General Instruction II.E of Form S-3. There is being registered hereby such indeterminate number or amount, as the case may be, of the identified securities as may from time to time be issued at indeterminate prices. The securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies. (3) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. (4) Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. (5) An indeterminate number of shares of common stock may be issued from time to time upon exercise, conversion or exchange of other securities. (6) Debt securities may be issued by us and/or Blackstone Reg Finance Co. L.L.C. in the Registration Statement on Form S-3ASR to which this exhibit relates and may be issued without guarantees or may be guaranteed by us or one or more of the registrants (other than Blackstone Reg Finance Co. L.L.C.) under "Table of Additional Registrants." (7) No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A